UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2007

PURE BIOFUELS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50903	47-0930829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9440 Little Santa Monica Blvd., Suite 401 Beverly Hills, CA		90210
(Address of Principal Executive Offices)		(Zip Code)

1-310-402-5916
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 29, 2007, Pure Biofuels Corp. (the “Company”) entered into a Waiver and Agreement (the “Waiver Agreement”) by and among the Company, Pure Biofuels del Peru S.A.C., a Peruvian corporation and a 99.9% subsidiary of the Company, Palma Industrial S.A.C., a Peruvian corporation and a 99.9% subsidiary of the company (together with the Company, the “Borrowers”), the subsidiaries of the Borrowers and Plainfield Special Situations Master Fund Limited, a Cayman Islands company (the “Administrative Agent”). Pursuant to the Waiver Agreement, the Borrowers may incur loans under the Loan Agreement (the “Loan Agreement”), dated September 12, 2007, by and between the Borrowers, the lender party thereto (the “Lender”) and the Administrative Agent in accordance with the terms of the Loan Agreement notwithstanding certain Specified Defaults (as defined in the Waiver Agreement) until November 27, 2007.

In consideration for the Lender and Administrative Agent entering into the Waiver Agreement, on October 29, 2007, the Company issued to Plainfield Peru II LLC 250,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”). In addition, if all the Specified Defaults have not been cured prior to 12:00 p.m. (noon) New York City time on each of November 5, 2007, November 12, 2007, November 19, 2007 and November 26, 2007, the Company shall issue to Plainfield Peru II LLC 100,000 shares of Common Stock on each such date.

This description of the Waiver Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Waiver Agreement attached to this Form 8-K as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

d)

Exhibit No.	Description

10.1
Waiver and Agreement, dated as of October 29, 2007, by and among Pure Biofuels Corp., Pure Biofuels del Peru S.A.C., Palma Industrial S.A.C., the subsidiaries of Pure Biofuels Corp. and Plainfield Special Situations Master Fund Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 1, 2007	PURE BIOFUELS CORP

	By:	/s/ Luis Goyzueta
Luis Goyzueta Chief Executive Officer and Director